UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2018

New Age Beverages Corporation
(Exact name of registrant as specified in its charter)

Washington
(State or other jurisdiction of incorporation)
001-38014	27-2432263
(Commission File Number)	(IRS Employer Identification No.)

1700 E. 68th Avenue, Denver, CO 80229
(Address of principal executive offices) (Zip Code)

(303) 289-8655
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
  ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement

On December 2, 2018, New Age Beverages Corporation, a Washington corporation (the “Company”) entered into a Plan of Merger (the “Merger Agreement”) with Morinda Holdings, Inc., a Utah corporation (“Morinda”) and New Age Health Holdings, Inc., a newly formed Utah corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Merger Agreement, immediately upon the effective time of the merger (the “Effective Time”), Merger Sub will merge with and into Morinda, Merger Sub will cease to exist and Morinda will survive the merger and become a wholly-owned subsidiary of the Company. This transaction is referred to herein as the “Merger.”

Pursuant to the Merger Agreement, the Company has agreed to pay the following consideration to Morinda’s equity holders and phantom stockholder, subject to certain adjustments described in the Merger Agreement: (i) $75 million in cash;; and (ii) $10 million in shares of the Company’s common stock, based on the weighted average price of the common stock for the forty (40) days prior to the closing of the Merger, (iii) shares of Series D Preferred Stock (the “Preferred Stock”) providing for the potential payment of up to $15 million contingent upon Morinda achieving certain post-closing milestones, as further discussed herein.

The holders of the Preferred Stock shall be entitled to receive a dividend of up to an aggregate of Fifteen Million Dollars ($15,000,000) (the “Milestone Dividend”) if the Adjusted EBITDA (as defined in the Preferred Stock’s governing certificate of designation) of the Surviving Corporation (as defined in the Merger Agreement) is at least Twenty Million Dollars ($20,000,000) for the year ended December 31, 2019. The Milestone Dividend is payable on April 15, 2020 (the “Dividend Payment Date”). If the Adjusted EBITDA of the Surviving Corporation is less than Twenty Million Dollars ($20,000,000), the Milestone Dividend shall be adjusted based on applying a five times multiple to the difference between the Adjusted EBITDA of $20 million and actual Adjusted EBITDA for the year ended December 31, 2019 and adjusted accordingly to the $15 million Milestone Dividend. Additionally, the Company is required to pay an annual dividend to the holders of Preferred Stock equal to an aggregate of 1.5% of the Milestone Dividend amount, payable on a pro rata basis. The Company may pay the Milestone Dividend and /or the annual dividend in cash or in kind, provided that if the Company chooses to pay in kind, the shares of Common Stock issued as payment therefore must be registered under the Securities Act of 1933, as amended. The Preferred Stock shall terminate on the Dividend Payment Date.

Under the Merger Agreement, immediately following closing of the Merger, Morinda is required to have an aggregate minimum working capital balance equal to at least Twenty-Five Million Dollars ($25,000,000).

The Merger Agreement contains representations, warranties and covenants of the parties customary for transactions of this type. Morinda has also agreed to customary covenants governing the conduct of its business prior to the closing of the Merger, including an obligation to conduct its business in the ordinary course consistent with past practice through the Effective Time, as well as covenants relating to stockholder approvals and equity acknowledgments.  Morinda has agreed not to solicit, initiate or participate in discussions with third parties regarding other proposals to acquire Morinda and it has agreed to certain restrictions on its ability to respond to such proposals. The Merger Agreement also contains customary termination provisions for the Company and Morinda.  Either the Company or Morinda may terminate the Merger Agreement if the closing does not take place on or before the later of (i) February 28, 2019 and (ii) the date the parties have received approval of the Merger under the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

The Merger Agreement has been approved by the board of directors of the Company. Morinda has agreed to, within twenty (20) days of the date of the Merger Agreement, solicit and obtain the consent of its stockholders sufficient in number to adopt the Merger Agreement and to approve the Merger in order to enable the closing of the Merger to occur as promptly as practicable.

This summary of the principal terms of the Merger Agreement and the copy of the Merger Agreement filed as an exhibit to this Form 8-K are intended to provide information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the Securities and Exchange Commission. In particular, the Merger Agreement and the related summary are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to the Company. The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated into this report by reference.

Forward Looking Statements

This document contains forward-looking statements concerning the proposed acquisition, the expected timetable for completing the transaction, future financial and operating results and any other statements regarding events or developments that the parties believe or anticipate will or may occur in the future.  Risks and uncertainties may cause actual results and benefits of the proposed acquisition to differ materially from management expectations.  Potential risks and uncertainties include, among others:  general economic conditions and conditions affecting the industries in which Company and Morinda operate and the parties’ ability to satisfy the closing conditions of the Merger Agreement and consummate the transaction  Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Forms 10-K and 10-K/A for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2018. These forward-looking statements speak only as of the date of this communication and neither Parent nor the Company assumes any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

 Item 9.01 Financial Statements and Exhibits.

The following exhibit is furnished as part of this Current Report on Form 8-K:

Exhibit	Description
2.1	Plan of Merger by and among New Age Beverages Corporation, New Age Health Holdings, Inc. and Morinda Holdings, Inc. dated December 2, 2018.
99.1	Press Release dated December 3, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 3, 2018

NEW AGE BEVERAGES CORPORATION

By:	/s/ Gregory A. Gould
Gregory A. Gould
Chief Financial Officer